DEVON ENERGY CORPORATION

                  20 North Broadway, Suite 1500
                  Oklahoma City, OK  73102-8260

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

       The Annual Meeting of Stockholders of Devon Energy Corporation, an Oklahoma Corporation ("Devon" or the "Company") will be held in the Community Room (Mezzanine Floor), Bank of Oklahoma, Robinson Avenue at Robert S. Kerr, Oklahoma City, Oklahoma on May 21, 1997, at 11:00 a.m., local time, for the following purposes:

          1.  To  elect three directors for terms expiring in the year 2000;

          2. To act upon a proposal to adopt the Devon Energy Corporation 1997 Stock Option Plan;

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 25, 1997, are entitled to notice of and to vote at the meeting. The accompanying proxy statement contains information regarding the matters to be considered at the meeting. For reasons outlined in the attached proxy statement, the Board of Directors recommends a vote "FOR" the matters being voted upon.

                            IMPORTANT

      YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY. PLEASE USE THE ENCLOSED RETURN ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Marian J. Moon
                              Corporate Secretary

Oklahoma City, Oklahoma
April 3, 1997

                    DEVON ENERGY CORPORATION

                         PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MAY 21, 1997


                           THE COMPANY

      Devon is an independent energy company engaged primarily in oil and gas exploration, development and production and in the acquisition of producing properties. The Company owns interests in approximately 2,200 oil and gas properties concentrated in five core areas: the Permian Basin in southeastern New Mexico and western Texas; the San Juan Basin in northwestern New Mexico; the Rocky Mountain region in Wyoming; the Mid-continent region in Oklahoma and the Texas Panhandle; and the Western Canada Sedimentary Basin in Alberta, Canada. At December 31, 1996, Devon's estimated proved reserves were 179.3 million barrels of oil equivalent ("MMBoe"), which were balanced between oil and natural gas liquids (45%) and natural gas (55%). The present value of pre-tax future net revenues discounted at 10% per annum assuming unescalated prices of such reserves was $1.6 billion. Devon is one of the top 20 public independent oil and gas companies in the United States, as measured by oil and gas reserves.

Strategy

      Devon's primary objectives are to build production, cash flow and earnings per share by: (a) acquiring oil and gas properties, (b) exploring for new oil and gas reserves and (c) optimizing production from existing oil and gas properties.

      During 1988, Devon expanded its capital base with its first issuance of common stock to the public. This transaction began a substantial expansion program which has continued through the subsequent nine years. Devon has used a two-pronged growth strategy of acquiring producing properties and engaging in drilling activities.

      In the last five years alone, Devon has consummated six significant acquisitions and drilled 637 new wells, 614 of which were producers. These activities have resulted in reserve additions of 196.9 MMBoe. Capital costs incurred to complete these activities totaled $743.2 million, for a five-year finding and development cost of $3.77 per Boe. Reserve additions and adjustments, minus production and property sales, resulted in an annual average reserve replacement factor of 435%.

      Devon's objective, however, is to increase value per share, not simply to increase total assets. Reserves have grown from
3.12 Boe per fully-diluted share at year-end 1991 to 4.84 Boe per fully-diluted share at year-end 1996. During this same five-year period, net debt (long-term debt minus working capital) has remained relatively low, never exceeding $1.17 per Boe, and was zero at year-end 1996.

      The oil and gas industry is characterized by volatile product prices. Devon's management believes that by (a) keeping debt levels low, (b) concentrating its properties in core areas to achieve economies of scale, (c) acquiring and developing high profit margin properties, (d) continually disposing of marginal and non-strategic properties and (e) balancing reserves between oil and gas, Devon's profitability will be maximized, even during periods of low oil and/or gas prices. In addition, Devon remains financially flexible to take advantage of opportunities for mergers, acquisitions, exploration or other growth opportunities.

Recent Developments

      During 1996 Devon completed two notable transactions which had a significantly positive impact on the Company's size and financial strength. These two transactions are discussed below.

      Trust Convertible Preferred Offering. On July 3, 1996, Devon Financing Trust, a Delaware business trust organized by Devon, closed a $149.5 million private placement of 6-1/2% trust convertible preferred securities (the "TCP Securities"). The net proceeds of $144.7 million were used to repay substantially all of  Devon's  then  outstanding bank debt. This increased  Devon's
unused   borrowing  capacity,  which  can  be  used  for   future
acquisitions and drilling projects.

      The TCP Securities, which do not mature until June, 2026, are convertible at the holders' option into Devon common stock at a conversion price of $30.50 per common share. The securities are redeemable at Devon's option beginning on June 18, 1999

       Kerr-McGee Transaction. On December 31, 1996, Devon acquired the North American onshore oil and gas exploration and production properties and business of Kerr-McGee Corporation (the "KMG-NAOS Properties") in exchange for 9,954,000 shares of Devon common stock (the "Kerr-McGee Transaction"). The transaction increased Devon's year-end 1996 reserves by 62 MMBoe, or approximately 50%, and tripled the Company's net undeveloped leasehold inventory to 490,000 net acres. The KMG-NAOS Properties are concentrated in the Permian Basin, the Rocky Mountains and the Mid-Continent regions of the United States - areas in which Devon previously owned significant reserves - and in the Western Canada Sedimentary Basin of Alberta, Canada, which is a new producing province for Devon.

     After consummation of the Kerr-McGee Transaction, Kerr-McGee Corporation ("Kerr-McGee") owns 31% (26% on a fully-diluted basis) of Devon's outstanding common stock. Because of Kerr-McGee's relatively large ownership position, Devon and Kerr-McGee entered into two agreements which define and limit their respective rights and obligations. In addition, Devon's board of directors amended Devon's share rights plan so that Devon's existing anti-takeover defenses will remain in force for third parties and/or certain further transactions with Kerr-McGee. Each of these arrangements are defined in the Stock Rights and Restrictions Agreement, the Registration Rights Agreement, the First Amendment to the Rights Agreement and the Second Amendment to the Rights Agreement.

      Since September 29, 1988, Devon's common stock has been traded on the American Stock Exchange (the "AMEX") under the symbol "DVN." The Company's mailing address is 20 North Broadway, Suite 1500, Oklahoma City, OK 73102-8260. Its telephone number is 405/235-3611.

      All references in this proxy statement to Devon or the Company include its predecessors and subsidiary corporations.

                       GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Devon to be used at the annual meeting of stockholders (the "Meeting"). The Meeting will be held on the 21st day of May, 1997, and any adjournment thereof. At the Meeting the shareholders will (i)
elect  three  directors for terms expiring in the year  2000  and
(ii) consider and vote upon a proposal to adopt the Devon Energy Corporation 1997 Stock Option Plan. The shareholders will also consider and vote upon such other business as may properly come before the Meeting or any adjournment thereof. This proxy statement is first being sent to the shareholders on or about April 3, 1997.

      The Board of Directors has established March 25, 1997, as the record date (the "Record Date") to determine stockholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, 32,141,295 shares of $.10 par value common stock of the Company ("Common Stock") were outstanding. Each share is entitled to one vote. Devon's officers and directors own a total of 1,105,460 shares, or 3.4% of Devon Common Stock, and intend to vote all of such shares in favor of the matters to be voted upon at the Meeting.

      Each proxy which is properly signed, dated and returned to the Company in time for the Meeting, and not revoked, will be voted in accordance with instructions contained therein. If no contrary instructions are given, proxies will be voted "FOR" the three director nominees and "FOR" the adoption of the Devon Energy Corporation 1997 Stock Option Plan. Proxies may be revoked at any time prior to their being exercised by delivering a written notice of revocation or a later dated proxy to the Secretary of the Company. In addition, a stockholder present at the Meeting may revoke his proxy and vote in person.

      The office of the Company's Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting. Election of each director at the Meeting will be by plurality vote. Approval of the adoption of the Devon Energy Corporation 1997 Stock Option Plan requires the affirmative vote of a majority of the Company's outstanding Common Stock present, or represented by proxy, and entitled to vote at the Meeting

      Neither  the  corporate law of the state of  Oklahoma,  the state in which Devon is incorporated, nor the Company's Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. It is the Company's policy (i) to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the Meeting; (ii) to treat abstentions as votes not cast but as shares represented at the Meeting for determining results on actions requiring a majority vote; and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes. Thus, abstentions and broker non-votes have the effect of a vote against the Devon Energy Corporation 1997 Stock Option Plan, since approval of such plan requires the affirmative vote of a majority of the Company's Common Stock present or represented and entitled to vote at the Meeting.
      The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail or personally by directors, officers or regular employees of the Company, none of whom will receive additional compensation therefor. The Company has also retained Morrow & Co., Inc. to assist in solicitation of proxies for a fee of $3,500, plus reimbursement of certain expenses. Those holding shares of the Company's Common Stock of record for the benefit of others ("Nominee Holders") are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. The Company will reimburse Nominee Holders for their reasonable out-of-pocket expenses.

                  PRINCIPAL SECURITY OWNERSHIP

      The table below sets forth as of March 25, 1997, the names and addresses of each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such stockholder and the percentage of outstanding shares owned. The table also sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by the Company's Chief Executive Officer ("CEO"), each of the Company's directors, the four most highly compensated executive officers other than the CEO and by all officers and directors of the Company as a group.

                                                Common Stock
Name and Address of                     Number of       Percent of
Beneficial Owner                          Shares          Class
Kerr McGee Corporation                 9,954,000 (1)       30.97%
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma  73102

Merrill Lynch & Co., Inc.              3,840,065 (2)       11.37%
World Financial Center, North Tower
250 Vesey Street
New York, New York  10281

J. Larry Nichols*                        697,771 (3)        2.16%
Michael E. Gellert*                      311,720 (4)        0.97%
Thomas F. Ferguson*                      122,100 (5)        0.38%
H. R.Sanders,  Jr.*                      113,864 (6)        0.35%
John W. Nichols*                         101,204            0.31%
Darryl G. Smette                          91,800 (7)        0.28%
H. Allen Turner                           90,685 (8)        0.28%
J. Michael Lacey                          86,365 (9)        0.27%
David M. Gavrin*                          73,251 (10)       0.23%
Lawrence H. Towell*                          100            0.00%
Luke R. Corbett*                               0            0.00%
Tom J. McDaniel*                               0            0.00%

All directors and officers of Devon Energy
  as a group (16 persons)              1,829,560 (11)       5.57%

_____________________________________
*  Director.  The business address of each director is  20  North
Broadway, Suite 1500, Oklahoma City, Oklahoma  73102-8260.


(1)  Kerr-McGee  acquired these shares on December 31,  1996,  in
     connection   with  the  Kerr-McGee  Transaction.  Kerr-McGee
     reports shared voting and investment power with respect to these shares.

(2) Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Group, Inc. ("ML Group"), Princeton Services, Inc. ("PSI"), Merrill Lynch Asset Management, L.P. ("MLAM") and Merrill Lynch Growth Fund for Investment and Retirement (the "Fund"), have reported beneficial ownership of these shares. ML&Co., ML Group and PSI are parent holding companies. MLAM is an investment advisor. The Fund is an investment company. ML&Co., ML Group, PSI, MLAM and the Fund report shared voting and investment power with respect to these shares. ML&Co., ML Group and PSI disclaim beneficial ownership of such shares. The number of shares reported includes 1,639,300 shares which MLAM has the right to acquire upon the conversion of the TCP Securities.

(3) Includes 42,965 shares owned of record by Mr. Nichols as Trustee of a family trust, 78,624 shares owned by Mr. Nichols' wife, 12,570 shares owned by Mr. Nichols as trustee of his children's trusts as to which he exercises sole voting and investment power, 6,200 shares owned by Mr. Nichols' son, 6,000 shares owned by Mr. Nichols' daughter and 217,800 shares which are deemed beneficially owned pursuant to stock options held by Mr. Nichols.

(4) Includes 309,149 shares owned by Windcrest Partners, a limited partnership, in which Mr. Gellert shares investment and voting power.

(5) These shares are owned by Englewood, N.V. The ultimate parent of Englewood, N.V., Al-Futtooh Investments WLL, is owned equally by Sheikh Nasser Al-Sabah, Sheikha Salwa Al-
     Sabah and Sheikh Hamad Al-Sabah, who each share voting and investment power. Thomas F. Ferguson is Managing Director of Englewood N.V. and disclaims beneficial ownership of such shares.

(6) Includes 111,000 shares which are deemed beneficially owned pursuant to stock options held by Mr. Sanders.

(7) Includes 89,500 shares which are deemed beneficially owned pursuant to stock options held by Mr. Smette.

(8) Includes 87,200 shares which are deemed beneficially owned pursuant to stock options held by Mr. Turner.

(9) Includes 81,200 shares which are deemed beneficially owned pursuant to stock options held by Mr. Lacey.

(10) Includes 2,141 shares owned by Mr. Gavrin as co-trustee of the Mark Sandler 1987 Trust and 9,249 shares owned by Mr.
     Gavrin's wife.

(11) Includes 724,100 shares which are deemed beneficially owned pursuant to stock options held by officers.


                     ELECTION OF DIRECTORS

      Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at nine. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors, serving staggered three-year terms, with each class to be as nearly equal in number as possible. The Board of Directors has nominated Thomas F. Ferguson, J. Larry Nichols and Lawrence H. Towell for re-election as directors for terms expiring at the annual meeting in the year 2000, and in each case until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The three nominees are presently directors of the Company whose terms expire at the Meeting. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 1998 or 1999 annual meeting, as the case may be.

      The Board of Directors recommends a vote "FOR" each of the nominees for election to the Board of Directors.

      It is the intention of the persons named in the proxy to vote proxies "FOR" the election of the three nominees. In the event that any of the nominees should fail to stand for election, the persons named in the proxy intend to vote for substitute nominees designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected.


            INFORMATION ABOUT NOMINEES AND DIRECTORS

Nominees for Re-election as Directors For Terms Expiring in the year 2000

      Thomas F. Ferguson, age 60, has been a director of Devon since 1982, and is the chairman of the Audit Committee. He is Managing Director of Englewood, N.V., a wholly-owned subsidiary of Kuwaiti-based Al-Futtooh Investments WLL. His 20 year association with the principals of Al-Futtooh has allowed him to represent them on the board of directors of Devon and other companies in which they invest. Those investments include hotels, pharmaceutical companies, an investment banking company and a venture capital fund. Mr. Ferguson is a Canadian qualified Certified General Accountant and was formerly employed by the Economist Intelligence Unit of London as a financial consultant.

      J. Larry Nichols, age 54, co-founded Devon with his father. He has been a Director since 1971, President since 1976 and Chief Executive Officer since 1980. He serves as a director of the Independent Petroleum Association of America (IPAA) and chairs its Public Lands Committee. He is president of the Domestic Petroleum Council and is also a director of the Independent
Petroleum  Association  of New Mexico, the  Oklahoma  Independent
Petroleum Association and the National Petroleum Council. He also serves as a director of the National Association of Manufacturers and of the Oklahoma Nature Conservancy. Mr. Nichols holds a geology degree from Princeton University and a law degree from the University of Michigan. He served as a law clerk to Mr. Chief Justice Earl Warren and Mr. Justice Tom Clark of the U.S. Supreme Court. Mr. Nichols is a member of the Oklahoma Bar Association.

      Lawrence H. Towell, age 53, was appointed to the Board of Directors in December, 1996. Mr. Towell is the Vice President of Acquisitions in the Exploration and Production Division of Kerr-McGee Corporation, a position he has held since 1984. Prior to his current position, he served Kerr-McGee in various positions since 1975, including Vice President of Engineering and Vice President of Natural Gas Sales. Prior to his employment with Kerr-McGee, Mr. Towell was manager of HK Properties for Howell-Kerr Enterprises in Oklahoma City. Prior to his employment at Howell-Kerr, he worked for Shell Oil Co. for eight years serving in various engineering capacities in various domestic locations. Mr. Towell received his bachelor's degree in mechanical engineering from Yale University. He is a member of the Society of Petroleum Engineers, the Independent Petroleum Association of America and the Yale University Science and Engineering Association.


Directors Whose Terms Expire in 1998

      David M. Gavrin, age 62, a director of Devon since 1979, serves as the chairman of the Compensation and Stock Option Committee. In addition to managing his personal investments, he serves as a director of several other companies, including Heidemij, N.V., a worldwide environmental services company; New York Federal Savings Bank; and United American Energy Corp., an independent power producer. In addition, Mr. Gavrin was associated with Drexel Burnham Lambert Incorporated, a former investment banking firm, for 14 years as First Vice President and was a General Partner of Windcrest Partners, an investment partnership, for 10 years.

      Tom  J.  McDaniel, age 58, was appointed to  the  Board  of
Directors in December, 1996. Mr. McDaniel has been Kerr-McGee Corporation's Vice-Chairman of the Board of Directors since February 1, 1997. He joined Kerr-McGee as Associate General Counsel in 1984, became Senior Vice President in 1986 and served as Senior Vice President and Corporate Secretary from 1989 to 1997. Prior to joining Kerr-McGee, Mr. McDaniel was engaged in the private practice of law for 18 years. In 1981 he was appointed Administrative Director of State Courts by the Oklahoma Supreme Court. Mr. McDaniel serves on the board of directors of the National Association of Manufacturers. A member of the Oklahoma and American Bar Associations, Mr. McDaniel holds an undergraduate degree in business from Northwestern Oklahoma State University and a law degree from the University of Oklahoma.

      John W. Nichols, age 82, is the co-founder of Devon and has been Chairman of the Board of Directors since 1971. He is a founding partner of Blackwood & Nichols Co., which developed the conventional reserves in the Northeast Blanco Unit of the San Juan Basin. Mr. Nichols is a non-practicing Certified Public Accountant.

Directors Whose Terms Expire in 1999

      Luke R. Corbett, age 49, was appointed to the Board of Directors in December, 1996. Mr. Corbett is Kerr-McGee Corporation's Chairman of the Board of Directors and Chief Executive Officer, a position he has held since February 1, 1997. He joined Kerr-McGee in 1985 as Vice President of Geophysics, was named Senior Vice President of Exploration for the Exploration and Production Division in 1987, Senior Vice President in 1991 and President and Chief Operating Officer in 1995. Prior to joining Kerr-McGee, Mr. Corbett was employed by Amoco Production Company as a geophysicist. He later joined Aminoil, Inc. where he held the position of Vice President of Domestic Exploration. Mr. Corbett is also a director of OGE Energy Corp. He is a member of the American Association of Petroleum Geologists and the Society of Exploration Geophysicists and is on the board of the American Petroleum Institute. He is a member of the Domestic Petroleum Council and a trustee for the American Geological Institute Foundation and is chairman of the advisory board of the Energy and Geoscience Institute at the University of Utah. Mr. Corbett obtained his bachelor's degree in mathematics from the University of Georgia.

      Michael E. Gellert, age 65, has been a director of Devon since 1971 and is a member of the Compensation and Stock Option Committee. In addition to managing his personal investments and serving as a director of Devon, Mr. Gellert serves on the board of several other companies. These include Humana Inc., owners of managed health care facilities; Premier Parks, Inc., an amusement parks operator; Seacor Holdings, Inc., owners and operators of marine equipment; and Regal Cinemas, Inc., owners and operators of multiplex motion picture theaters. Mr. Gellert is also a member of the Putnam Trust Company Advisory Board to The Bank of New York. Mr. Gellert was associated with the Drexel Burnham Lambert Group and its predecessors for 31 years, including 17 years as a director, and served in various executive capacities for its wholly-owned subsidiary, Drexel Burnham Lambert Incorporated.

      H. R. Sanders, Jr., age 64, has been a Director and Executive Vice President of Devon since 1981. Prior to joining Devon, Mr. Sanders was associated with RepublicBank Dallas, N.A. serving from 1970 to 1981 as its Senior Vice President with direct responsibility for independent oil and gas producer and mining loans. Mr. Sanders is a member of the IPAA, Texas Independent Producers and Royalty Owners Association, Oklahoma Independent Petroleum Association and a past director of Triton Energy Corporation.


              INFORMATION ABOUT EXECUTIVE OFFICERS

      The positions held by the executive officers of the Company are as follows.

      J. Michael Lacey, age 51, joined Devon as Vice President - Operations and Exploration in 1989. Prior to his employment with Devon, Mr. Lacey served as General Manager in Tenneco Oil Company's Mid-Continent and Rocky Mountain Divisions. He holds both undergraduate and graduate degrees in Petroleum Engineering from the Colorado School of Mines, is a Registered Professional Engineer and a member of the Society of Petroleum Engineers and the American Association of Petroleum Geologists.

     Duke R. Ligon, age 55, joined Devon on February 17, 1997, as its Vice President - General Counsel. In addition to his 12 years of energy law practice, most recently as a partner of a large New York City law firm, he was an investment banker at Bankers Trust Company of New York for 10 years. Mr. Ligon also served for three years in various positions with the Federal Energy Administration, U. S. Department of the Interior and Department of Energy in Washington D. C. Mr. Ligon's primary responsibilities at Devon include assisting in the Company's acquisition efforts and representing the Company in various legal matters, including litigation. Mr. Ligon holds an undergraduate degree in business from Westminster College and a law degree from the University of Texas School of Law.

      Darryl G. Smette, age 49, Vice President - Marketing and Administrative Planning since 1989, joined Devon in 1986 as Manager of Gas Marketing. Mr. Smette's educational background includes an undergraduate degree from Minot State College and a masters degree from Wichita State University. His marketing background includes 15 years with Energy Reserves Group, Inc./BHP Petroleum (Americas), Inc., his last position being Director of Marketing. He is also an oil and gas industry instructor approved by the University of Texas' Department of Continuing Education. Mr. Smette is a member of the Oklahoma Independent Producers Association, the Natural Gas Association of Oklahoma, the American Gas Association and serves on the Gas Demand Committee and the Transportation Committee of the Natural Gas Supply Association.

      H. Allen Turner, age 44, has been responsible for Devon's corporate finance and capital formation activities as Vice President - Corporate Development since 1982. In 1981 he served as Executive Vice President of Palo Pinto/Harken Drilling Programs. For the six prior years he was associated with Merrill Lynch with various responsibilities including Regional Tax Investments Manager. He is a member of the Petroleum Investor Relations Association, and serves on the Independent Petroleum Association of America ("IPAA") Capital Markets Committee. He is the current chairman of the IPAA Oil and Gas Investment Symposium. Mr. Turner received his bachelor's degree from Duke University.

      William T. Vaughn, age 50, is Devon's Vice President - Finance in charge of commercial banking functions, accounting, tax and information services. Mr. Vaughn was elected in 1987 to his present position. Prior to that he was Controller of Devon from 1983 to 1987. Mr. Vaughn's prior experience includes serving as Controller with Marion Corporation for two years and employment with Arthur Young & Co. for seven years with various duties, including audit manager. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He is a graduate of the University of Arkansas with a Bachelor of Science degree.

      Danny J. Heatly, age 41, has been Devon's Controller since 1989. Prior to joining Devon, Mr. Heatly was associated with
Peat Marwick Main & Co. in Oklahoma City for ten years with various duties, including senior audit manager. He is a Certified Public Accountant and a member of the American
Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He graduated with a Bachelor of Accountancy degree from the University of Oklahoma.

     Gary L. McGee, age 47, was elected Treasurer in 1983, having first served as Devon's Controller. Mr. McGee is a member of the Executive Committees of both the Rocky Mountain Oil & Gas Association and the Petroleum Association of Wyoming. Mr. McGee is also a member of the Petroleum Accounting Society of Oklahoma City and has been active in various accounting functions with several companies in the industry. He served as Vice President of Finance with KSA Industries, Inc., a private holding company with various interests including oil and gas exploration. Mr. McGee also held various accounting positions with Adams Resources and Energy Co. and Mesa Petroleum Company. He received his accounting degree from the University of Oklahoma.

      Marian J. Moon, age 46, was elected Corporate Secretary in 1994. Ms. Moon has served Devon in various capacities since 1984, including her current position as Manager of Corporate Finance. She has also served as Assistant Secretary with responsibilities including compliance with SEC and stock exchange regulations. Prior to joining Devon, Ms. Moon was employed for eleven years by Amarex, Inc., an Oklahoma City based oil and natural gas production and exploration firm, where she served most recently as Treasurer. Ms. Moon is a member of the Petroleum Investor Relations Association and the American Society of Corporate Secretaries. She is a graduate of Valparaiso University.

              MEETINGS AND COMMITTEES OF THE BOARD

     During 1996, the Board of Directors of the Company held four regular meetings and one special meeting. All directors attended
(a) all of meetings of the Board of Directors and (b) all of the meetings held by committees of the Board on which they served. The Board of Directors has standing audit, compensation and stock option, and dividend committees. It does not have a standing nominating committee.

      Mr. Ferguson is the sole member of the Company's Audit Committee. The Audit Committee meets with the Company's independent public accountants and reviews the consolidated financial statements of the Company on a regular basis. The functions of the Audit Committee consist of recommending independent accountants to the Board of Directors; approving the nature and scope of services performed by the independent accountants and reviewing the range of fees for such services; conferring with the independent accountants and reviewing the results of their audit; reviewing the Company's accounting and financial controls; and providing assistance to the Board of Directors with respect to the corporate and reporting practices of the Company. The Board of Directors, as recommended by the Audit Committee, has selected KPMG Peat Marwick LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 1997. The Audit Committee met two times during 1996.

      The Compensation and Stock Option Committee, which consists of Messrs. Gavrin (Chairman) and Gellert, determines the nature and amount of compensation of all executive officers of the Company who are also directors and the amount and terms of stock options granted to all employees. In addition, this committee provides guidance to and makes recommendations to management regarding employee benefit programs. The Compensation and Stock Option Committee held one meeting in 1996.

      The  Dividend Committee, which consists of Messrs. J. Larry
Nichols (Chairman) and H. R. Sanders, determines the timing and extent to which dividends on Common Stock will be declared. The
Dividend Committee held four meetings in 1996.

                     EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information regarding annual and long-term compensation during 1994, 1995 and 1996 for the chief executive officer ("CEO") and the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company on December 31, 1996.

                                          Annual Compensation           Long-Term
                                                                        Compensation<F2>
                                     ---------------------------------- ----------------
                   Principal                                                Awards of         All Other
Name               Position          Year   Salary     Bonus     Other<F1> Options/SAR's<F3> Compensation<F4>
----               --------         -----   ------     -----     -----     ----------------- ----------------
                                                                          # Shares
                                                                          ---------
J. L. Nichols     President & CEO   1996  $325,000     $500,600    --      40,000           $3,000
                                    1995  $300,000     $200,600    --      36,000           $3,000
                                    1994  $275,000     $200,600    --      72,000           $3,000

H.R. Sanders, Jr. Executive Vice    1996  $255,710<F5> $125,600    --          --           $3,000
                  President         1995  $240,710<F5> $175,600    --      27,000           $3,000
                                    1994  $230,710<F5> $118,988    --      54,000           $3,000

J. M. Lacey       Vice President    1996  $210,000     $90,600     --      20,000           $3,000
                                    1995  $200,000     $65,600     --      18,000           $3,000
                                    1994  $190,000     $67,618     --      36,000           $3,000

D. G. Smette      Vice President    1996  $168,000     $90,600     --      20,000           $3,000
                                    1995  $160,000     $65,600     --      18,000           $3,000
                                    1994  $155,500     $67,019     --      36,000           $3,000

H. A. Turner      Vice President    1996  $168,000     $90,600     --      20,000           $3,000
                                    1995  $160,000     $65,600     --      18,000           $3,000
                                    1994  $155,500     $67,019     --      36,000           $3,000

<F1>  Excludes   other   compensation   which,   in   aggregate,   does    not
      exceed   the   lesser   of  $50,000  or  10%   of   the   total   annual
      salary and bonus reported for the named executive officer.

<F2>  No   awards   of   restricted   stock  or   payments   under   long-term
      incentive  plans  were  made  by  the  Company  to  any  of  the   named
      executives in any period covered by the table.

<F3>  Two   option  grants  were  made  in  1994  as  a  result  of  a  change
      in   the   timing  of  the  grant  dates  from  mid-year  to   year-end.
      One grant was made in 1995, and one was made in 1996. It is anticipated that future consideration of option grants will be made only once per year, at year-end.

<F4>  These   amounts   represent  Company  matching  contributions   to   the
      Devon Energy Incentive Savings Plan.

<F5>  Includes   $10,710  of  interest  imputed  at  the  fair   market   rate
      of 9% on a non-interest bearing note payable to Devon in the amount of $119,000, executed by Mr. Sanders and secured by a first mortgage on his home.

Option Grants in 1996

        The    following   table   sets   forth   information    concerning
options to purchase Common Stock granted in 1996 to the five individuals named in the Summary Compensation Table. The material terms of such options appear in the following table and the footnotes thereto.

                          Individual Grants
--------------------------------------------------------------------------
                              Percent of Total     Exercise
                  Options     Options Granted to   Price Per   Expiration  Grant Date
Name              Granted     Employees in 1996    Share<F1>   Date        Present Value<F2>
-----             -------     -----------------    ---------   ----------  -----------------
J. Larry Nichols   40,000<F3>      16.1%             $32.50    12/15/2006   $518,800

H. R. Sanders, Jr.     --          --                 n/a           n/a           --

J. Michael Lacey   20,000<F4>       8.0%             $32.50     12/15/2006  $259,400

Darryl G. Smette   20,000<F4>       8.0%             $32.50     12/15/2006  $259,400

H. Allen Turner    20,000<F4>       8.0%             $32.50     12/15/2006  $259,400

<F1>  Exercise   price  is  the  fair  market  value  on   the   date   of
      grant,   determined  by  calculating  the  average  of  the   high   and
      low   prices  of  Common  Stock,  as  reported  by  the  American  Stock
      Exchange, for the date of grant.

<F2>  The   grant  date  present  value  is  an  estimation  of  the  possible future value of the option grant based upon one of the methods prescribed by the Securities and Exchange Commission, the Binomial Option Pricing Model. This model uses the past performance of a stock to predict the future value of a stock option. The following assumptions were used in the model: volatility (a measure of the historic variability of a stock price) - 33.9%; risk-free interest rate (the interest paid by zero-coupon U.S. government issues with a remaining term equal to the expected life of the options) - 6.3% per annum; annual dividend yield - 0.6%; and expected life of the options - five years from grant date. The option value estimated using this model does not necessarily represent the value to be realized by the named officers.

<F3>  These   options,   which   were  granted   December   16,   1996,   were
      immediately vested and exercisable.

<F4>  These   options,  which  were  granted  on  December  16,   1996,   were
      immediately   vested   and   exercisable.    However,   80%    of    the
      unexercised portion of such options are subject to forfeiture upon the officer's voluntary termination or termination for cause prior to December 16, 1997. This percentage decreases 20% in each subsequent year. After December 16, 2000, no options are subject to forfeiture.


Aggregated Option Exercises in 1996 and Year-End Option Values

       The following table sets forth information for the five individuals named in the Summary Compensation Table concerning their exercise in 1996 of options to purchase Common Stock and the unexercised options to purchase Common Stock held by the named individuals at December 31, 1996.

                                                                      Value of Unexercised
                                          Number of Unexercised       In-the-Money Options
                                          Options at 12/31/96         at 12/31/96 <F2>
                                          --------------------------  --------------------------

              Number of Shares
               Acquired Upon    Value
Name               Exercise  Realized<F1> Exercisable  Unexercisable  Exercisable  Unexercisable
---------------- ----------- ------------ -----------  -------------  -----------  -------------
J. Larry Nichols      --      $  --        207,600       14,400        $2,700,175   $109,575
H. R. Sanders, Jr.  20,000    $420,000     106,800        4,200        $1,323,713   $ 48,038
J. Michael Lacey     4,500    $75,656       73,600       34,400        $1,026,250   $281,000
Darryl G. Smette     4,000    $110,750      81,900       34,400        $1,223,663   $281,000
H. Allen Turner     12,500    $208,594      79,600       34,400        $1,152,250   $281,000

<F1>  The value realized equals the aggregate amount of the excess of the fair market value (the average of the high and low prices of the Common Stock as reported by the American Stock Exchange on the exercise date) over the relevant exercise price.

<F2>  The value is based on the aggregate amount of the excess  of
      $34.75 (the closing price as reported by the American Stock Exchange for December 31, 1996) over the relevant exercise price for outstanding options that were exercisable and in-the-money at year-end.


Compensation Pursuant to Plans

      Long-term Incentive Plans. Devon has outstanding stock options issued to certain of its executive officers and employees under two stock option plans adopted in 1988 and 1993 (the "1988 Plan" and the "1993 Plan"). Options granted under the 1988 Plan remain exercisable by the employees owning such options, but no new options will be granted under the 1988 Plan. At December 31, 1996, 15 participants held options granted under the 1988 Plan.

      Effective  June 7, 1993, Devon adopted the  1993  Plan  and
reserved   one  million  shares  of  Common  Stock  for  issuance
thereunder to key management and professional employees.

      The exercise price of incentive stock options granted under the 1993 Plan may not be less than the estimated fair market value of the stock on the date of grant, plus 10% if the grantee owns or controls more than 10% of the total voting stock of Devon prior to the grant. The exercise price of non-qualified options granted under the 1993 Plan may not be less than 75% of the fair market value of the stock on the date of grant. (However, no options have been granted under such plan for less than 100% of the fair market value of the stock on the date of grant.) Options granted are exercisable during a period established for each grant, which period may not exceed 10 years from the date of grant. Under the 1993 Plan, the grantee must pay the exercise price in cash or in Common Stock, or a combination thereof, at the time the option is exercised. The 1993 Plan expires on April 25, 2003. However, the 1993 Plan will be canceled and no additional shares will be granted thereunder if the Devon Energy Corporation 1997 Stock Option Plan is approved and adopted (See "Proposal to Adopt the Devon Energy Corporation 1997 Stock Option Plan"). As of December 31, 1996, 23 participants held options granted under the 1993 Plan.

      The Company has no other plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year.

       Retirement Plan. Devon maintains a defined benefit retirement plan (the "Basic Plan") which provides benefits based upon past and future employment service with Devon. Each eligible employee who retires is entitled to receive annual retirement income, computed as a percentage of "final average compensation" (which consists of the average of the highest three consecutive years' salaries, wages, and bonuses out of last ten years), and credited years of service up to 25 years. Contributions by employees are neither required nor permitted under the Basic Plan. Benefits are computed based on straight-life annuity amounts and are reduced by Social Security payments. All of the executive officers except John W. Nichols participate in the Basic Plan.

      The following table illustrates estimated annual benefits payable upon retirement under the Basic Plan to employees in specified compensation and years of service classifications, assuming a normal retirement in 1996 at age 65.


                                     Years of Service
                            -------------------------------------
Final Average Compensation        15         20              25
--------------------------  ---------     -------        --------
     $50,000                  $10,000     $16,400         $22,900
     $100,000                 $25,800     $38,800         $51,800
     $150,000                 $45,300     $64,800         $84,300


      The maximum annual compensation that can be considered is $150,000, subject to adjustments in accordance with regulations of the Internal Revenue Service. Accordingly, only $150,000 of compensation for each of the five individuals named in the Summary Compensation Table is considered by the Basic Plan.

     The following table sets forth the credited years of service under Devon's Basic Plan for each of the five individuals named in the Summary Compensation Table.

                                          Credited
                                        Years of Service
     Name  of  Individual          (Through December 31, 1996)
     --------------------          ---------------------------
     J. Larry Nichols                  26 years
     H. R. Sanders, Jr.                15 years
     J. Michael Lacey                   7 years
     H. Allen Turner                   15 years
     Darryl G. Smette                  10 years

     Supplemental Retirement Plan. Effective July 1, 1995, Devon established a non-qualified deferred compensation plan (the "Supplemental Plan"), the purpose of which is to provide supplemental retirement income to certain selected key management and highly compensated employees because their annual compensation is greater than the maximum annual compensation that can be considered in computing their benefits under the Company's Basic Plan. An employee must be selected by the Compensation and Stock Option Committee in order to be eligible for participation in the Supplemental Plan. All of the five individuals named in the Summary Compensation Table and two additional executive officers, Duke R Ligon and William T. Vaughn, have been selected to participate in the Supplemental Plan. Each eligible participant's supplemental retirement income will equal 65% of his final average compensation, multiplied by a fraction, the numerator of which is his credited years of service (not to exceed 20) and the denominator of which is 20 (the denominator is 16 for H. R. Sanders, Jr.), less any offset amounts. Offset amounts are (i) retirement benefits payable to the participant under the Basic Plan, (ii) benefits due to the participant under Social Security, and (iii) any benefits which are paid to the participant under the Company's long-term disability plan. The Supplemental Plan is currently unfunded.

      Supplemental Retirement Income Agreement. Effective March 25, 1997, the Board established a nonqualified deferred compensation plan for John W. Nichols. Upon his retirement as an employee of Devon, in lieu of his current compensation as an employee and Chairman of the Board, Mr. Nichols will receive the compensation received by non-employee directors plus a pension of $180,000 per year. Upon Mr. Nichols' death, $100,000 per year will be paid as survivor's benefit to Mr. Nichols' wife for the remainder of her life. Mr. Nichols does not participate in either the Basic Plan or the Supplemental Plan.

      Mr. Nichols has notified the Board of Directors that he intends to retire as an employee of the Company on April 30, 1997, but will continue to serve as Chairman of the Board.

Severance Agreements

       Pursuant to severance agreements, each of the five individuals named in the Summary Compensation Table is entitled to certain compensation ("Severance Payment") in the event that his employment with the Company is terminated (a) within one year of the acquisition by the Company of reserves or assets which result in the reserves or assets of the Company increasing by at least 20% or (b) within two years of a change in control of the Company. "Change of control" is defined in the agreements as being an event which results in an entity or group acquiring either (i) 30% or more of the Company's outstanding voting securities, or (ii) less than 30% of the outstanding voting securities, but which a majority of the Board of Directors determines has caused a change in control. In either case the Severance Payment would be approximately equal to two times the individual's annual compensation.

      The  Company also has severance agreements with Mr. William
T.  Vaughn,  Vice  President - Finance and Duke  R.  Ligon,  Vice
President - General Counsel, with terms identical to the above-referenced severance agreements.

Employment Agreement

      The Company has an Employment Agreement with Duke R. Ligon dated February 7, 1997, which has an initial term of two years and, unless sooner terminated, shall automatically renew for an additional two year term. The Employment Agreement provides that Mr. Ligon will be paid a base salary at the annual rate of $200,000 and will be eligible to participate in other incentive compensation and benefit arrangements provided to other employees of the Company. The Employment Agreement also provides that Mr. Ligon will be eligible to participate in the Company's 1993 Stock Option Plan and shall be granted a nonqualified stock option to purchase at least 30,000 shares of the Company's Common Stock at a price not greater than fair market value on the date of grant. Mr. Ligon was granted an option to purchase 30,000 shares on February 10, 1997, at an exercise price of $32.81. One-third of these options vest on each of the first, second and third anniversaries of the grant date.

      If the Company terminates Mr. Ligon's employment other than for cause or by reason of his death or disability, or if Mr. Ligon terminates for good reason within 24 months following a change of control, the Company shall pay to Mr. Ligon a cash lump sum payment equal to his earned but unpaid base salary plus his base salary otherwise payable to him for the remainder of his employment term.

Director Compensation

     Non-management directors of Devon receive an annual retainer of $20,000, payable quarterly, plus $1,000 for each Board meeting attended. Also, directors serving as chairmen of the standing committees of the Board of Directors receive an additional $2,000 per year. Committee members who attend the meetings of their standing committee receive $1,000 per meeting. John W. Nichols, Chairman of the Board, received $185,600 in 1996 as payment for his services as an employee and as Chairman of the Board.

     If the 1997 Stock Option Plan is approved and adopted at the Meeting, nonemployee directors will be entitled to receive grants of stock options in addition to their cash remuneration. (See "Proposal to Adopt the Devon Energy Corporation 1997 Stock Option Plan - Stock Option Awards to Non-Employee Directors.")

Compensation  and  Stock  Option Committee  Report  on  Executive
Compensation

      The Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company. The Committee meets in November or December of each year to establish specific compensation levels for the CEO, the Executive Vice President ("EVP") and the Chairman of the Board and to review the executive officers'
compensation in general. (The compensation for executive officers other than the CEO, EVP and Chairman of the Board is determined by the CEO and EVP.)

     The Committee's goal in setting executive compensation is to motivate, reward and retain management talent who support the
Company's goals of increasing absolute and per share growth for shareholders. This goal is carried out through awards of base salary, annual cash bonuses and stock options.

      The Committee generally believes that the total cash compensation of its CEO, EVP and other executive officers should be similar to the total cash compensation of similarly situated executives of peer group public companies within the oil and gas industry. Further, a significant portion of the complete compensation package should be tied to the Company's success in achieving long-term growth in per share earnings, cash flow, reserves and stock price.

      Base Salary. A competitive base salary is considered vital to support the continuity of management and is consistent with the long-term nature of the oil and gas business. The Committee believes that the base salaries of the executive officers should be similar to the base salaries of executive officers of similar companies within the oil and gas industry. Therefore, no performance criteria are applied to the base salary portion of the total compensation. Performance of the Company versus its peers is, however, given significant weight in the cash bonus and stock option portions of compensation.

      The CEO's base salary for 1996 was based upon information available to the Committee at its December, 1995 meeting. At that meeting the Committee established a peer group of 16 companies to which Devon should be compared. This peer group included companies which are similar to Devon in total revenues, balance sheet ratios, oil and gas reserves and overall oil and gas operations. (The industry group index in the Performance Graph included in this proxy statement includes, but is not limited to, the companies used for this compensation analysis.
In its analysis, the Committee specifically focused on those companies that are most similar to Devon in size, financial structure and operations, believing that the most direct comparisons would not necessarily include all of the more than 200 companies included in the industry group index used for the Performance Graph.)

     A review of the base salaries for the highest-paid executive at each of these peer companies revealed that the 1995 base salary of the CEO was at the low end of the range of all base salaries in the group, and only 83% of the average base salary for the group. As a result of this finding, the Committee increased the CEO's base salary for 1996 by 8% to improve his base salary in relationship to the peer group.

      The Committee used similar criteria to evaluate the base salary for Devon's EVP. However, the EVP's base salary was a somewhat higher percentage than that of the CEO in relationship to the peer group. While the EVP's base salary was at the low end of the range of all base salaries for the second-highest paid executives in the peer group, it was 97% of the average base salary. As a result of this finding the Committee increased the EVP's base salary by 6% to keep his base salary competitive with the group.

      The Committee advised the CEO and EVP that similar criteria should be used to evaluate the base salaries of the other executive officers of the Company.

      Cash Bonuses. The Committee believes that the officers' cash bonuses should be tied to Devon's success in meeting its corporate goals and budgets and in achieving growth in comparison to those of the Company's industry peers and to the individual officers' contribution to such success. Cash bonuses for calendar year 1996 were set at the November, 1996 Committee meeting. In setting the cash bonus for the CEO for the calendar year 1996, the Committee reviewed the performance of the peer group of 17 oil and gas companies. (One company on the prior year's list had merged with another company, and two other companies similar to Devon were added.)

      The Committee reviewed Devon's growth over the last three years, compared with the peer group average on a number of different measures, notably, change in earnings per share, cash flow per share, reserves per share and stock price. Devon's growth in reserves per share, earnings per share and stock price exceeded that of the peer group average for the years reviewed. The growth in cash flow per share and in the net value per share was somewhat less than the peer group average. However, the Committee particularly noted the unique value of the CEO's efforts in connection with the Kerr-McGee Transaction, consummated on December 31, 1996. As a result of this analysis, the Committee awarded the CEO a cash bonus of $500,000. This award resulted in his total compensation for 1996 being 130% of the average total 1995 compensation for the highest-paid executives of the companies in the peer group.

      The Committee used the same criteria to evaluate the cash bonus for the EVP. As a result of this analysis, the Committee awarded him a cash bonus of $125,000. This award resulted in his total compensation for 1996 being 87% of the average total 1995 compensation for the second highest-paid executives of companies in the peer group.

      The Committee advised the CEO and EVP that similar criteria should be used in establishing cash bonuses for the other executive officers.

       Stock Options. The Committee desires to reward key management and professional employees for long-term strategic management practices and enhancement of shareholder value through the award of stock options. Stock options are granted at an option price equal to the fair market value of the Common Stock on the grant date. The grant of these options and the optionees' holdings of unexercised options and/or ownership of exercised option shares is designed to closely align the interests of the executive officers with those of the shareholders. The ultimate value of the stock options will depend on the continued success of the Company, thereby creating a continuing incentive for executive officers to perform long after the initial grant.

      Stock options were awarded to the CEO and other executive officers in December, 1996. Due to the EVP's planned retirement during 1997, no stock options were awarded to him in 1996.

      The award of options is based generally upon the same criteria as that used for the award of cash bonuses; that is, more options are awarded if the Company performs well in relationship to its peers, and less or none are awarded if the Company does not perform well. In addition, the Committee wants to encourage executives to maintain ownership of Company stock and/or unexercised options. Although there are no specific ownership criteria used in awarding options, long-term ownership is viewed favorably. The Committee noted that Devon's officers as a group still retain over 78% of all options (both vested and unvested) granted to them.

      The Committee generally seeks to award no more than 1% of the outstanding shares in any one year, and further desires to keep the total number of shares under option and available for option to less than 10% of the total shares outstanding. As of December 31, 1996, there were 1,202,000 shares under option and 88,700 shares available for option, which were 3.7% and 0.3%, respectively, of the total shares outstanding.

      Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any one executive officer, unless certain requirements are met. The Committee presently intends that all compensation paid to executive officers will meet the requirements for deductibility under Section 162(m). However, the Committee may award compensation which is not deductible under Section 162(m) if it believes that such awards would be in the best interest of the Company or its shareholders.

     Intention to Submit a Compensation Plan to the Shareholders. The Board of Directors has approved a new stock option plan which is being submitted to the shareholders for approval at the Meeting. (See "Proposal to Adopt the Devon Energy Corporation 1997 Stock Option Plan.") The Committee has no present intention of submitting any other compensation plans to the shareholders for approval which would result in the issuance of more than 5% of the Company's outstanding Common Stock.

      We believe that the Company has an appropriate compensation structure which properly rewards and motivates its executive officers to build shareholder value.

As  to  Compensation to                        As to Compensation
the CEO and EVP                               to Executive Officers
                                            other than the CEO  and EVP

David M. Gavrin, Chairman                    J. Larry Nichols
Michael E. Gellert                           H. R. Sanders, Jr.

Compensation Committee Interlocks

      The  Compensation Committee is composed of two independent,
non-employee  directors,  Mr.  Gavrin  and  Mr.  Gellert.   These
directors have no interlocking relationships as defined by the Securities and Exchange Commission.

Performance Graph

      The following performance graph compares the Company's cumulative total stockholder return on its Common Stock for the five-year period from December 31, 1991 to December 31, 1996, with the cumulative total return of the Standard & Poor's 500 stock index and the Stock Index by Standard Industrial Classification Code ("SIC Code") for Crude Petroleum and Natural Gas. The SIC Code for Crude Petroleum and Natural Gas is 1311. The identities of the 200+ companies included in the index will be provided upon request.

                    CUMULATIVE TOTAL RETURN*
            THE COMPANY, S&P 500, AND SIC CODE INDEX
              FOR CRUDE PETROLEUM AND NATURAL GAS

                               FISCAL YEAR ENDING
                    ------------------------------------------------

COMPANY               1991   1992    1993     1994    1995     1996
                      _____  ____    ____     ____    ____     ____

DEVON ENERGY CORP.    100  169.01   233.36   207.73   291.82   399.86
INDUSTRY INDEX        100   94.95   113.13   118.56   130.39   173.38
BROAD MARKET          100  107.64   118.50   120.06   165.18   203.11


Assumes  $100  invested  on December 31, 1991,  in  Devon  Energy
Corporation  Common Stock, S&P 500 Index and SIC Code  Index  for
Crude Petroleum and Natural Gas.

* Total return assumes reinvestment of dividends.

         PROPOSAL TO ADOPT THE DEVON ENERGY CORPORATION
                     1997 STOCK OPTION PLAN

General

      In order to permit the Company to grant stock options to certain employees and directors, it is proposed that the shareholders approve the Devon Energy Corporation 1997 Stock Option Plan (the "1997 Plan"). Upon approval of the 1997 Plan, ungranted options under the 1993 Plan will be canceled.

      On March 26, 1997, the Board of Directors, subject to shareholder approval, adopted the 1997 Plan which will have the effect of authorizing the Company through the Compensation and Stock Option Committee of the Board of Directors (the "Committee") to grant stock options to employees and directors of the Company ("Participants"). The Board of Directors has reserved 2,000,000 shares of Common Stock for grant to Participants designated by the Committee under the 1997 Plan. A description of the 1997 Plan appears below. A copy of the 1997 Plan is attached to this proxy statement as Exhibit "A," and the description contained herein is qualified in its entirety by reference to the complete text of the 1997 Plan.

Background

      The purpose of the 1997 Plan is to create incentives that are designed to motivate employees and directors of the Company to put forth maximum efforts toward the success and growth of the Company and to enable the Company to attract and retain experienced  individuals  who  by  their  position,  ability  and diligence  are  able  to  make  important  contributions  to  the
Company's success. Toward these objectives, the 1997 Plan provides for the granting of stock options.

Administration

     The 1997 Plan will be administered by the Committee. Among the powers granted to the Committee are the powers to interpret the 1997 Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the timing, form, amount and other terms and conditions pertaining to employee awards. The Committee may also select nonemployee directors of the Company to receive awards and determine the vesting schedule of such awards. However, such awards may only be made at the times and up to the amounts specified in the 1997 Plan. (See "- Stock Option Awards to Nonemployee Directors" below.)

Eligibility for Participation

      Any employee of the Company or its subsidiaries and any nonemployee director of the Company is eligible to participate in the 1997 Plan. The selection of Participants from among employees and directors is within the discretion of the Committee.

Types of Awards

      The  1997  Plan  provides for the granting  of  both  stock options  intended to qualify as "incentive stock  options"  under
Section 422 of the Internal Revenue Code ("ISOs") and nonqualified stock options that do not qualify as ISOs ("NQOs"). Awards of either ISOs or NQOs may be granted to employees. Nonemployee directors may be granted only NQOs.

Other Components of the 1997 Plan

      The 1997 Plan authorizes the Committee to grant awards during the period beginning March 26, 1997, subject to shareholder approval at the Meeting, and ending March 25, 2007. Two million shares of Common Stock have been reserved for issuance subject to awards under the 1997 Plan. Shares of Common Stock reserved for option awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares will again be available for grant under the 1997 Plan.

Stock Option Awards to Employees

      Under the 1997 Plan, the Committee may grant awards to employees in the form of options to purchase shares of Common Stock. The Committee will, with regard to each option, determine the terms and conditions of such option, the number of shares subject to the option and the manner and time of the option's exercise. The exercise price of an option may not be less than the fair market value of the Common Stock on the date of grant. The exercise price of an option may be paid by a Participant in cash, shares of Common Stock or a combination thereof. Subject to the adjustment provisions of the 1997 Plan, the aggregate number of shares of Common Stock made subject to the award of options to any Participant in any year may not exceed 50,000.

Stock Option Awards to Nonemployee Directors

      The 1997 Plan provides for the grant of NQOs to nonemployee directors. Such directors are eligible to receive stock option grants of up to 3,000 shares immediately after each annual meeting of shareholders at an exercise price equal to the fair market value of the Common Stock on that date. Any unexercised options will expire ten years after the date of grant. As an initial grant, each nonemployee director will receive a stock option grant of 3,000 shares immediately after the Meeting, assuming the 1997 Plan is approved at the Meeting.

      The Committee may elect to grant awards that are less than the maximum share amount specified in the 1997 Plan and may determine the vesting schedule for such grants. However, the Committee will have no other discretion regarding awards to nonemployee directors.

Adjustments

      The total number of shares of the Common Stock which may be purchased through options under the 1997 Plan and the number of shares subject to outstanding options and the related option process will be adjusted in the case of changes in capital structure, resulting from any recapitalization, stock split, stock dividend or similar transaction.

Change of Control

      In the case of a "Corporate Event" as defined in the 1997 Plan, all NQOs and ISOs will become automatically fully vested and immediately exercisable, with such acceleration to occur without the requirement of any further act by the Company or the Participant. For the definition of Corporate Event, see Article IX of the 1997 Plan attached hereto as Exhibit "A." In the case of either a "Change of Control Date" or an "Acquisition Date" options may become automatically vested and fully exercisable, provided the Committee makes such provision in the grant of the award. See Sections 2.1 and 2.6 of Article II of the 1997 Plan for definitions of Acquisition Date and Change of Control Date, respectively.

Termination and Amendment

     The 1997 Plan terminates as of midnight, March 25, 2007, but prior thereto may be suspended or terminated by the Board of Directors. In addition, the Board of Directors may, from time to time, amend the 1997 Plan in any manner, but not without shareholder approval of any amendment which would increase the number of shares of Common Stock available under the 1997 Plan or decrease the exercise price to less than the fair market value of the Common Stock on the date of grant. Any other amendment to the 1997 Plan would also require shareholder approval if, in the opinion of counsel to the Company, such approval is required by any federal or state law, rule or regulation.

Federal Tax Treatment

     Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the 1997 Plan. A Participant who is granted an ISO does not realize regular taxable income at the time of the grant or at the time of exercise, but only at the time of disposition of the shares. The Participant does, however, realize alternative minimum taxable income at the time of exercise equal to the difference between the exercise price and the market value of the shares on the date of exercise. The Company is not entitled to any deduction at the time of grant or at the time of exercise. However, if the Participant makes no disposition of the shares acquired pursuant to an ISO before the later of two years from the date of grant or one year from the date the option is exercised, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the Participant makes a disposition prior to such times, the Company is entitled to a deduction equal to the value of such shares.

      The Participant who is granted a NQO does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

Withholding Taxes

      The Company will have the right to require a Participant to remit to the Company, in cash, an amount sufficient to satisfy federal, state and local withholding requirements, if any, prior to the delivery of any certificate for shares of Common Stock acquired pursuant to the exercise of the options. Notwithstanding the foregoing, a Participant may tender to the Company a number of shares of Common Stock or the Company may withhold a number of shares of Common Stock the fair market value of which will satisfy the federal and state tax requirements.

New Plan Benefits

      Since the grant of options to directors on the Meeting Date will be made at the current fair market value, there will be no immediate benefits to such directors. The future benefits or dollar amounts to be received by the directors, the executive officer group or all officers and directors as a group under the 1997 Plan are not possible to determine, as such future value will depend upon the success of such directors, officers and other employees in causing the Company's value to increase.

      The Board of Directors recommends a vote "FOR" the proposal to  approve  the  adoption of the Devon Energy  Corporation  1997
Stock Option Plan.


                      CERTAIN TRANSACTIONS

      In 1986, H. R. Sanders, Jr., Executive Vice President and a director of Devon, executed a non-interest bearing note in favor of Devon in the principal amount of $125,000, to evidence his borrowings from Devon. This note, which was executed as part of Mr. Sanders' employment agreement with Devon, was made on terms favorable to him to induce him to move to Oklahoma City. The employment agreement was entered into on February 8, 1981 and expired December 31, 1987. The note, which is due on demand, is secured by a first mortgage on Mr. Sanders' personal residence. As of December 31, 1996, the outstanding balance of the note was $119,000.


              SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for action at the 1998 Annual Meeting of Stockholders of the Company must present the proposal to the Secretary of the Company not later than December 1, 1997. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be included in the Company's proxy statement for the 1998 Annual Meeting. No stockholder proposals were received by the Company for inclusion in this proxy statement.



                          OTHER MATTERS

      The Board of Directors of the Company knows of no other matter to come before the Meeting other than that set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

      Your  cooperation  in  giving this  matter  your  immediate
attention   and  in  returning  your  proxy  promptly   will   be
appreciated.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Marian J. Moon
                              Corporate Secretary

April 3, 1997

EXHIBIT A




                    DEVON ENERGY CORPORATION

                     1997 STOCK OPTION PLAN

                    DEVON ENERGY CORPORATION
                     1997 STOCK OPTION PLAN


                       Table of Contents
                                                              Page

ARTICLE I    PURPOSE                                           A-1
             Section 1.1  Purpose                              A-1
             Section 1.2  Establishment                        A-1
             Section 1.3  Shares Subject to the Plan           A-1
             Section 1.4  Shareholder Approval                 A-1

ARTICLE II   DEFINITIONS                                       A-1

ARTICLE III  ADMINISTRATION                                    A-4
             Section 3.1  Administration by Committee          A-4
             Section 3.2  Committee to Make Rules and
                Interpret Plan                                 A-5

ARTICLE IV   GRANT OF AWARDS                                   A-5
             Section 4.1  Committee to Grant Awards            A-5

ARTICLE V    ELIGIBILITY                                       A-5

ARTICLE VI   STOCK OPTIONS                                     A-6
             Section 6.1  Grant of Options                     A-6
             Section 6.2  Conditions of Options                A-6
             Section 6.3  Options Not Qualifying as
                Incentive Stock Options                        A-7

ARTICLE VII  STOCK ADJUSTMENTS                                 A-8

ARTICLE VIII GENERAL                                           A-8
             Section 8.1  Amendment or Termination of Plan     A-8
             Section 8.2  Acceleration of Otherwise
                 Unexercisable Stock Options on Death,
                 Disability or Other Special Circumstances     A-8
             Section 8.3  Non-Transferability of Options       A-9
             Section 8.4  Withholding Taxes                    A-9
             Section 8.5  Amendments to Awards                 A-9
             Section 8.6  Securities Laws                      A-9
             Section 8.7  Change of Control                    A-9
             Section 8.8  No Right to Continued Employment     A-9
             Section 8.9  Reliance on Reports                  A-9
             Section 8.10 Construction                         A-10
             Section 8.11 Incentive Stock Options and
                Nonqualified Stock Options Granted Separately  A-10
             Section 8.12 Governing Law                        A-10

ARTICLE IX   ACCELERATION OF OPTIONS UPON CORPORATE EVENT      A-10

                           ARTICLE I

                            PURPOSE

       Section 1.1 Purpose. This Stock Option Plan is established by Devon Energy Corporation, an Oklahoma corporation (the "Company") to create incentives which are designed to motivate participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options to Participants on the terms and subject to the conditions set forth in the Plan.

      Section 1.2 Establishment. The Plan is effective as of March 26, 1997, and for a period of 10 years from such date. The Plan will terminate on March 25, 2007, however; it will continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

      Section  1.3     Shares Subject to the  Plan.   Subject  to
Articles IV, VII and VIII of this Plan, shares of stock covered by Options shall consist of 2,000,000 shares of Common Stock.

      Section 1.4 Shareholder Approval. The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised or paid prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.


                           ARTICLE II

                          DEFINITIONS

      Section 2.1 "Acquisition Date" means the date on which the Company completes the acquisition of oil and gas properties, or assets, or a business entity owning such properties or assets under an acquisition contract ("Acquisition Contract") which results in a 20% or more increase in the total oil and gas reserves or total assets of the Company.

                (i)   For  purposes  of determining  if  the  20%
increase in total oil and gas reserves has occurred, the acquisi tion must result in a 20% or more increase in the total oil and gas reserves of the Company when compared to the Company's pre-acquisition reserves. The Company's pre-acquisition reserves will be the estimated reserve volumes expressed in barrels of oil equivalent contained in the most recent annual report, adjusted to the Acquisition Date for subsequent production, drilling, purchases and sales of reserves (other than the subject acquisition). In each instance, 6 Mcf of natural gas will be equal to one barrel of oil.

                (ii) For purposes of determining if the 20% or more increase in the total assets of the Company has occurred, the gross purchase or acquisition price paid (including any debt or other liabilities assumed) for the assets or the business entity owning the assets (as determined pursuant to the final Acquisition Contract) must equal 20% or more of the sum of (1) Total Liabilities and Stockholders' Equity minus (2) the Total Stockholders' Equity and Devon Financing Trust Convertible Preferred Securities plus (3) the market value of the Company's outstanding common and preferred stock and Devon Financing Trust Convertible Preferred Securities (the "Market Capitalization"). For the purpose of this determination, the foregoing items included in (1) and (2) above shall be based upon the Company's consolidated financial statement as of the last day of the month immediately preceding the month in which such purchase or acquisition occurs; and, for the purpose of determining the Market Capitalization, the Company's outstanding common and preferred stock and Devon Financing Trust Convertible Preferred Securities shall be valued at the weighted average closing price of such securities for the ten trading days preceding the public announcement of the execution of the definitive Acquisition Contract.

      Section 2.2 "Affiliated Entity" means any partnership or limited liability company, a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliate Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control the managing director or a general partner of such partnership or limited liability company.

      Section 2.3 "Award" means, any Option granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

       Section 2.4 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

      Section 2.5 "Board" means the Board of Directors of the Company.

      Section 2.6 "Change of Control Date" means the date on which one of the following events occurs:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30%
or more of either (i) the then outstanding shares of common stock of  the Company (the "Outstanding Company Common Stock") or  (ii)
the   combined  voting  power  of  the  then  outstanding  voting securities  of  the  Company entitled to vote  generally  in  the
election   of   directors   (the  "Outstanding   Company   Voting
Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company;
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
(i), (ii), and (iii) of subsection (c) below; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at  least  a majority of the Board; provided, however,  that  any individual  becoming a director subsequent  to  the  date  hereof whose  election,  appointment or nomination for election  by  the
Company's  shareholders was approved by a  vote  of  at  least  a majority  of  the  directors then comprising the Incumbent  Board shall  be  considered as though such individual were a member  of
the   Incumbent  Board,  but  excluding,  for  purposes  of  this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)       Approval by the shareholders of the Company of a
reorganization,  share  exchange,  merger  or  consolidation   (a
"Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the indi
viduals   and   entities   who  were   the   beneficial   owners,
respectively,  of  the  Outstanding  Company  Common  Stock   and
Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of
common   stock  and  the  combined  voting  power  of  the   then
outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction
owns   the   Company   through  one  or  more  subsidiaries)   in
substantially   the   same  proportions   as   their   ownership,
immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities,
as  the  case  may  be,  (ii) no Person (excluding  any  employee
benefit   plan  (or  related  trust)  of  the  Company  or   such
corporation    resulting   from   such   Business    Combination)
beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board
providing  for  such  Business  Combination,  or  were   elected,
appointed or nominated by the Incumbent Board; or

          (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or, (ii) the sale  or  other disposition of all or substantially  all  of  the assets  of the Company, other than to a corporation with  respect to  which following such sale or other disposition, (A) more than
50% of, respectively, the then outstanding shares of common stock of  such  corporation and the combined voting power of  the  then outstanding  voting  securities of such corporation  entitled  to vote  generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals  and entities who were the beneficial owners,  respec tively,  of  the Outstanding Company Common Stock and Outstanding
Company Voting Securities immediately prior to such sale or other disposition  in substantially the same proportion as their  owner ship, immediately prior to such sale or other disposition, of the
Outstanding  Company Common Stock and Outstanding Company  Voting
Securities,  as  the  case  may  be,  (B)  less  than   30%   of,
respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan
(or related trust) of the Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding
Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such sale or other disposition of assets of the Company, or were elected, appointed or nominated by the Incumbent
Board.

      Section 2.7 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

      Section 2.8 "Committee" means the Compensation and Stock Option Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof consisting of not less than two "Nonemployee Directors" as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

      Section 2.9 "Common Stock" means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in
Article VII.

      Section 2.10 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     Section 2.11 "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

     Section 2.12 "Eligible Employee" means any employee of the Company, a Subsidiary or an Affiliated Entity.

      Section 2.13   "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

      Section 2.14 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the American Stock Exchange or other exchanges or the Nasdaq/National Market, the closing price of the Common Stock on such stock exchange or exchanges or the Nasdaq/National Market on the day for which such value is to be determined, or if no sale of the Common Stock
shall  have  been  made  on  any  such  stock  exchange  or   the
Nasdaq/National Market that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc. or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

      Section 2.15 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

      Section 2.16 "Nonemployee Director" means any person who is a member of the Board, and who is not an Eligible Employee.

      Section 2.17 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     Section 2.18   "Option" means an Award granted under Article
VI of the Plan and includes both Non-qualified Options and Incentive Stock Options to purchase shares of Common Stock.

     Section 2.19 "Participant" means a Nonemployee Director or an Eligible Employee to whom an Award under the Plan has been granted by the Committee.

      Section  2.20   "Plan" means Devon Energy Corporation  1997
Stock Option Plan.

      Section 2.21 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.


                          ARTICLE III

                         ADMINISTRATION

      Section 3.1 Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. However, at all times the Committee members shall meet the definition of "Nonemployee Director" as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

      Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Participants to be granted Awards.

           (b) Determine the time or times when Awards will be made.

           (c) Determine the form of an Award, whether an Incentive Stock Option or Nonqualified Stock Option, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award
Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

           (d) Determine whether Awards will be granted singly or in combination.

           (e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

      Section 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions and the general purpose and intent of the Plan, to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered by the Plan; (ii) suspend or discontinue the Plan; (iii) establish, adopt, or revise rules and regulations; and (iv) make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.


                           ARTICLE IV

                        GRANT OF AWARDS

      Section 4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

           (a) Subject to Article VII, the aggregate number of shares of Common Stock made subject to the Award (i) to any Eligible Employee who is a Participant in any year may not exceed 50,000 and (ii) to any Nonemployee Director may not exceed 3,000 in any year. The grant of an Award to any Nonemployee Director will only be made on the date of the Company's annual shareholder meeting and immediately after the occurrence of such meeting.

           (b) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

           (c) Common Stock delivered by the Company issued pursuant to an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

           (d) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.


                           ARTICLE V

                          ELIGIBILITY

      Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Nonemployee Directors and Eligible Employees those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.


                           ARTICLE VI

                         STOCK OPTIONS

      Section 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

      Section  6.2     Conditions  of Options.   Each  Option  so
granted shall be subject to the following conditions:

           (a) Exercise Price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

           (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock or other equity securities of the Company having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise of the Option, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount  of  the  exercise price; or (iv)  a  combination  of  the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the premature disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.

           (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

           (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall not be granted to Directors who are not also Eligible Employees of the Company or a Subsidiary and shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established under the Plan or by the Committee, comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, its parent or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 6.3 of this Plan. No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

           (f) Application of Funds. The cash proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes. Shares received by the Company in lieu of cash payment will be considered as treasury stock and may be retired at the Company's discretion.

           (g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common
Stock by exercise of the Option.

      Section 6.3 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code. Further, in the event that (a) the Committee grants Incentive Stock Options under this Plan to a Participant, and, (b) the applicable limitation contained in Section 6.2(e) herein is exceeded, then, such Incentive Stock Options in excess of such limitation shall be treated as Nonqualified Stock Options under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Options as Nonqualified Stock Options.



                          ARTICLE VII

                       STOCK ADJUSTMENTS

      In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section
1.3 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of
Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

      No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.


                          ARTICLE VIII

                            GENERAL

      Section 8.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VII) or decrease the exercise price to less than the Fair Market Value on the Date of Grant, provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by any Federal or state law or any regulations or rules promulgated thereunder.

      Section 8.2 Acceleration of Otherwise Unexercisable Options on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to any unvested Option on the date of the Participant's Disability, death, or as the Committee otherwise so determines.With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall automatically have the right to exercise such vested Options within three months of such date of termination of employment (or such longer period as shall be provided in the Award Agreement) or one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant; provided, however, in no event shall the option be exercisable beyond the original expiration date of the Option.

      Section 8.3 Non-Transferability of Options. Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Option shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

     Section 8.4 Withholding Taxes. A Participant may pay the amount of taxes required by law upon the exercise or payment of an Award (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise or payment of the Award shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.

      Section 8.5 Amendments to Awards. The Committee may at any time amend the terms of any Award Agreement, whether or not presently exercisable, earned, paid or vested, to accelerate vesting of Awards.

      Section 8.6 Securities Laws. The Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Awards prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

           (b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

      Section 8.7 Change of Control. Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide that such Awards shall be immediately vested, fully earned and exercisable upon the Acquisition Date or the Change of Control Date.

       Section 8.8 No Right to Continued Employment. Participation in the Plan shall not give any Nonemployee Director any right to remain a Nonemployee Director of the Company or any Eligible Employee any right to remain in the employ of the Company, any Subsidiary or any Affiliated Entity. The adoption of this Plan shall not be deemed to give any Director, Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

      Section 8.9 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

      Section 8.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      Section 8.11 Incentive Stock Options and Nonqualified Stock Options Granted Separately. Since the Committee is
authorized to grant Nonqualified Stock Options and Incentive Stock Options to Participants, the grants thereof and Award Agreements relating thereto will be made separately and totally independent of each other. Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of a Nonqualified Stock Option shall in no manner affect the grant and exercise of any Incentive Stock Options. Similarly, the grant and exercise of an Incentive Stock Option shall in no manner affect the grant and exercise of any Nonqualified Stock Options.

     Section 8.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.


                           ARTICLE IX

          ACCELERATION OF OPTIONS UPON CORPORATE EVENT

      If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and his Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his Option to purchase any or all of the Common Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and
(ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Article IX, such vesting shall be deemed annulled, and the vesting schedule set forth in the Participant's Option Agreement shall be reinstituted, as of the date of such abandonment.

                    DEVON ENERGY CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned stockholder of Devon Energy Corporation, an Oklahoma corporation, hereby nominates and appoints John W. Nichols, J. Larry Nichols and H. R. Sanders, Jr., or any one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Community Room (Mezzanine Floor), Bank of Oklahoma on Wednesday, May 21, 1997, at 11:00 a.m., local time. The Board of Directors recommends a vote "FOR" the matters set forth on the reverse side.

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.



           CONTINUED AND TO BE SIGNED ON REVERSE SIDE

 / X /
Please mark
votes as in this
example.

WHEN  PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN  THE  MANNER
SPECIFIED  BELOW  BY  THE  STOCKHOLDER. TO  THE  EXTENT  CONTRARY
SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR"  THE
NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

1.  ELECTION OF DIRECTORS          2.  APPROVE THE PROPOSAL TO
                                   ADOPT THE DEVON ENERGY
Nominees:  Thomas F. Ferguson,     CORPORATION 1997 STOCK OPTION
J. Larry Nichols and Lawrence      PLAN
H Towell
                                      FOR         AGAINST     ABSTAIN
   FOR         WITHHELD
(all nominees) (as to all            /  /          /    /      /    /
               nominees)
/     /          /      /


    WITHHELD
(as to nominees listed below)      3.  OTHER MATTERS:

   /        /                            In their discretion, to
                                   vote with respect to any other
                                   matters  that may come  before
_____________________________      the meeting or any adjournment
You may withhold your vote for     thereof,   including   matters
a particular nominee by            incident to its conduct.
marking this box and naming
the nominee for which your         I RESERVE THE RIGHT TO REVOKE
vote is being withheld.            THE PROXY AT ANY TIME BEFORE
                                   THE EXERCISE THEREOF.

                                   Please  sign exactly  as  your
                                   name    appears    at    left,
                                   indicating    your    official
                                   position   or   representative
                                   capacity,  if  applicable.  If
                                   shares are held jointly,  each
                                   owner should sign.

                                   Signature:
                                   _______________________  Date _______

                                   Signature:
                                   _______________________  Date _______